                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              SAMARNAN INVESTMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                        SAMARNAN INVESTMENT CORPORATION
                                  P.O. BOX 651
                             CLEBURNE, TEXAS 76033

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1998

                            ------------------------

    The Annual Meeting of Shareholders of Samarnan Investment Corporation, a Texas corporation (the "Company"), will be held on April 28, 1998, at 11:00 a.m., in the Bellevue Room I of The Fort Worth Club, 306 West 7th Street, Fort Worth, Texas, for the following purposes:

    (1) To consider and vote upon a proposal to change the Investment Objective of the Company;

    (2) To elect seven (7) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

    (3) To ratify or reject the selection by the Board of Directors of Cheshier & Fuller, L.L.P. as the independent certified public accountants of the Company for the current fiscal year; and

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 24, 1998, shall be entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

    A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. If you do not expect to be present at the meeting, please sign, date and return the Proxy promptly in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

    Prompt response by our shareholders will reduce the time and expense of solicitation.

                                          By Order of the Board of Directors

                                          GEORGE S. WALLS, JR.
                                          PRESIDENT

Cleburne, Texas
April   , 1998

                        SAMARNAN INVESTMENT CORPORATION
                                  P.O. BOX 651
                             CLEBURNE, TEXAS 76033

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1998

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Samarnan Investment Corporation, a Texas corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held on April 28, 1998, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will
first be mailed to shareholders on or about April   , 1998.

                                 ANNUAL REPORT

    The Company will furnish, without charge, a copy of its Annual Report for 1997 and a copy of its most recent Semi-Annual Report succeeding such Annual Report, if any, to any shareholder upon request. A shareholder may request such Annual Report and Semi-Annual Report, if any, by filling-in the shareholder's name and address on the enclosed self-addressed, postage paid, card and mailing it to the Company.

                              COST OF SOLICITATION

    The cost of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Proxies may be solicited without extra compensation by officers and employees of the Company by telephone, telegram or personally. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             REVOCATION OF PROXIES

    Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice to the Secretary of the Company of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company.

                         RECORD DATE AND VOTING RIGHTS

    The record date of shareholders entitled to vote was taken as of the close of business on March 24, 1998. On that date the Company had outstanding and entitled to vote 1,201,768 shares of Common Stock, par value $1.00 per share, with each share entitled to one vote on each matter presented for action at the meeting. All votes cast in person or by proxy will be counted. Cumulative voting for directors is prohibited.

    If the proxy is properly executed, completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified therein. If no specification is made, the proxy will be voted in favor of each of the proposals.

                            QUORUM AND REQUIRED VOTE

    The holders of a majority of the number of shares of the Company's outstanding Common Stock entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker-non votes will be counted for the purpose of determining whether a quorum is present at the meeting.

    The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve the proposal to change the investment objective of the Company. In all other matters except the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting shall be the act of the shareholders. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote. Directors will be elected by a plurality of the votes cast by holders of shares present in person or represented by proxy at the meeting.

    George S. Walls, Jr., President and a director of the Company, and his sisters, Martha Walls Murdoch and Nancy Walls Devaney, both of whom are directors of the Company, together beneficially owned or had the right to vote as of March 24, 1998, an aggregate of 1,088,586 shares (90.58%) of Common Stock. (For additional information with respect to ownership of the Company's stock by members of the Walls family and by directors and officers of the Company, see "Principal Shareholders" and "Election of Directors--Stock Ownership of Directors and Officers"). The above-named members of the Walls family have advised the Company that it is their present intention and the intention of the other record owners of such shares to vote all of their shares (1) for the proposal to change the investment objective of the Company, (2) for election as directors of the nominees named under "Election of Directors" herein, and (3) for the ratification of the selection of Cheshier & Fuller, L.L.P. as the independent certified public accountants for the Company. Accordingly, in such event, the approval of the change in the Company's investment objective, the election of such nominees for directors and the ratification of the selection of the independent certified public accountants is assured.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 24, 1998 by those shareholders known to the Company to own more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, (i) each beneficial owner has sole voting and investment power with respect to the shares set forth opposite such owner's name and (ii) none of the shares shown are known to be shares with respect to which the listed beneficial owner has the right to acquire beneficial ownership.

                                                                                           PERCENT OF
NAME AND ADDRESS                                                          SHARES OWNED        CLASS
------------------------------------------------------------------------  -------------  ---------------

The George S. Walls ....................................................      134,250(a)       11.17%
Trust B
Cleburne, Texas

Nancy Walls Devaney ....................................................      391,701(b)       32.59%
Cleburne, Texas

George S. Walls, Jr. ...................................................      336,552(c)       28.01%
Cleburne, Texas

Martha Walls Murdoch ...................................................      226,083(d)       18.81%
Cleburne, Texas

--------------------------

(a) These shares are held by a trust created under the last will and testament of George S. Walls, deceased for the benefit of the grandchildren of the late Mr. George S. Walls and his wife, the late Mrs. George S. Walls. Under the terms of the trust, the trustees may, at their sole discretion, make distributions from time to time of the income and assets of the trust to such grandchildren and, upon the death of Nancy

    Walls Devaney or George S. Walls, Jr., whichever is the last to die, are required to distribute all of the assets and income of the trust to such grandchildren.

    Nancy Walls Devaney, Martha Walls Murdoch and George S. Walls, Jr. are the Co-Trustees of such trust.

(b) Includes (i) 5,500 shares owned by the husband of Nancy Walls Devaney; (ii) 25,275 shares held by Mr. and Mrs. Devaney as custodians for their children;
    (iii) 75,272 shares held by three trusts for the benefit of the children of Nancy Walls Devaney who is the sole trustee of each of such trusts; and (iv) 64,071 shares held by three trusts for the benefit of the children of Nancy Walls Devaney, of which Nancy Walls Devaney, her husband Pete Devaney, and George S. Walls, Jr., are the trustees of each of such trusts; however, Mrs. Devaney disclaims beneficial ownership of all the shares referred to above in this note (b). Does not include 134,250 shares held by The George S. Walls Trust B, described in note (a) above, of which Nancy Walls Devaney is a Co-Trustee, since Mrs. Devaney disclaims beneficial ownership of such shares.

(c) Includes (i) 5,225 shares owned by Mr. Walls' wife; (ii) 20,850 shares held by Mr. Walls as custodian for his children; and (iii) 89,895 shares held by four trusts for the benefit of Mr.Walls' children of which he is the sole trustee of each of such trusts; however, Mr. Walls disclaims beneficial ownership of all of the shares referred to above in this note (c). Does not include 134,250 shares held by The George S. Walls Trust B, described in note (a) above, of which George S. Walls, Jr. is a Co-Trustee, since Mr. Walls disclaims beneficial ownership of such shares.

(d) Includes 4,500 shares owned by the husband of Martha Walls Murdoch. Does not include 134,250 shares held by The George S. Walls Trust B, described in note (a) above, of which Martha Walls Murdoch is a Co-Trustee, since Mrs. Murdoch disclaims beneficial ownership of such shares.

                         CHANGE IN INVESTMENT OBJECTIVE

PRESENT INVESTMENT OBJECTIVE

    The Company has operated as a closed-end, diversified management investment company since its registration in April 1978 under the Investment Company Act of 1940 (the "1940 Act"). From its inception as a registered investment company under the 1940 Act, the Company's primary investment objective has been to receive current income and the preservation of its capital.

    To accomplish this and to maximize after-tax income to itself and its shareholders, the Company, having qualified as a "regulated investment company" under the Internal Revenue Code, as amended (the "Code") in each of its fiscal years beginning with its fiscal year ended December 31, 1979, has invested exclusively in debt obligations issued by a State or Territory of the United States, the District of Columbia, a political subdivision of such State or Territory, or a public agency or instrumentality thereof ("tax-exempt securities") the interest on which is exempt from Federal income tax ("tax-exempt interest").

    In each of its fiscal years since fiscal 1978, the Company has distributed to its shareholders as dividends at least 90% of the net tax-exempt interest it received in each of such years. The result of this has been that the Company has not been required to pay Federal income taxes on the tax-exempt interest it has received during those years and shareholders have received as dividends this tax-exempt interest which retained its tax-exempt status in the hands of the shareholders.

    Capital gains realized by the Company since fiscal 1978 through the sale of tax-exempt securities have been excluded from the Company's taxable income since such gains were distributed to shareholders. The capital gains so distributed to shareholders retained that character in the hands of the shareholders and have been taxable to shareholders at capital gains rates applicable to them.

    Had the Company not distributed the capital gains to its shareholders, it would have been required to pay Federal income taxes on such gains at corporate capital gains tax rates which are the same as those of ordinary corporations. The Company has not paid taxes on its capital gains since fiscal 1978, because it has distributed timely its net capital gains to its shareholders.

PROPOSED INVESTMENT OBJECTIVE

    As its meeting on January 27, 1998, the Board of Directors unanimously approved, subject to shareholder approval, a change in the Company's investment objective in order to permit the Company to invest up to 49% of its portfolio in equity securities and debt obligations, the dividends and interest on which would be taxable for Federal income tax purposes.

    The purpose for the proposed change is to broaden the Company's investment objective to afford it more flexibility in selecting its portfolio investments. As referred to above, the Company has in the past invested exclusively in tax-exempt securities for the purpose of accomplishing its present investment objective of receiving current income and preserving its capital, with little emphasis on capital appreciation.

    In making its decision, the Board considered, among other things, the lack of any substantial appreciation in the Company's investment portfolio and total assets in comparison with historical increases in the market prices of equity securities in general, and the decline in the Company's net investment income and dividends in the face of generally lower interest rates and the rising cost of living. For additional information, see "Reasons for Change of Investment Objective" below.

    Under the proposed investment objective, the Company would be allowed to invest up to 49% of its portfolio in dividend-paying equity securities and interest-paying debt securities which have been publicly distributed and for which there is an established market.

    Investments in equity securities would be primarily in common stocks and, to a lesser extent, preferred stocks and securities exercisable for or convertible into equity securities, which are traded on a national securities exchange or on NASDAQ. The Company does not intend to acquire equity securities for short-term resale or other disposition or for the purpose of realizing short-term profits. These equity investments would be made for the purpose of capital appreciation in the portfolio, although no assurance can be made that such appreciation will be realized and losses could be incurred which would depreciate the value of the portfolio.

    Any investments in publicly traded taxable debt securities, such as corporate bonds and debentures, would be made in an attempt to increase the Company's investment income since taxable debt obligations usually carry higher yields than comparable tax-exempt securities, although no assurance can be given that such an increase in income will be accomplished. The Company may also invest from time to time in short-term debt instruments such as certificates of deposits, commercial paper and Treasury bills and notes.

    As a diversified investment company, the Company will limit its holdings in the securities of any one issuer to an amount not greater in value than 5% of the value of the Company's total assets and not more than 10% of the outstanding voting securities of any one issuer. The Company will not invest, in any event, for the purpose of exercising control of an issuer. The Company does not intend to concentrate its investments in any particular industry or group of industries, nor will it invest in real estate.

    The Company may invest in the securities of other investment companies, provided that (i) the aggregate value of the Company's investments in all other investment companies is not more than 10% of the value of the Company's total assets; (ii) the aggregate value of the Company's investment in any one investment company is not more than 5% of the value of the Company's total assets; and (iii) the Company's investment in the investment company is not more than 3% of the total outstanding voting stock of such investment company.

    Upon shareholder approval of the proposed change in investment objective, the Company will begin to develop a plan for the purpose of implementing the proposed objective in an orderly manner which may include funding the purchase of equity and taxable debt securities through the sale of some of the Company's portfolio of tax-exempt securities and with funds obtained from maturing tax-exempt securities now in its portfolio. At March 15, 1998, the aggregate principal amount of tax-exempt securities in the

Company's portfolio was $17,460,000. Of this amount, the principal amount maturing for the remainder of 1998 and in 1999, 2000 and 2001 are:

                                                                    PERCENTAGE OF TOTAL
YEAR                                             PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
-----------------------------------------------  ----------------  ---------------------
1998...........................................    $  1,200,000                6.9%
1999...........................................       1,000,000                5.7%
2000...........................................         500,000                2.9%
2001...........................................       1,250,000                7.1%
                                                 ----------------              ---
  Total........................................    $  3,950,000               22.6%
                                                 ----------------              ---
                                                 ----------------              ---

    Any decision to invest in taxable equity or debt securities or to reinvest in tax-exempt securities would be made at the time of investment and would depend upon various factors such as market conditions and prices, interest yields on tax-exempt and taxable debt securities, cash requirements of the Company and other factors. Accordingly, no representation can be made at this time as to the amount, if any, that the Company will invest in taxable or tax-exempt securities in the future.

    The Company's investment adviser will continue to provide the Company with advice regarding its investments for both tax-exempt and taxable securities and, subject to authorization by the Company's President, will place orders for the purchase and sale of the Company's portfolio securities. If the Company were to select a separate investment adviser to provide investment advice with respect to equity securities in its portfolio, the investment advisory contract with such investment adviser would be submitted to a vote of the Company's shareholders in compliance with Section 15 of the 1940 Act. The Company has not reached a decision at this time as to whether or not to employ a separate investment advisor for its equity portfolio.

    Other than the change in the Company's investment objective described herein, the Company will not change any of its fundamental investment policies. In this regard, the Company will not borrow money, except it may borrow from banks as a temporary measure for extraordinary or emergency purposes. In any event, the Company may not borrow more than 5% of the value of its total assets. The Company will not purchase securities on margin (except such short-term credits as are necessary for the clearance of transactions) or sell short. The Company does not intend to issue senior securities or underwrite securities or purchase or sell commodities or commodities contracts. The Company will not write, purchase or sell puts, calls or combinations thereof, except the Company may write a call option for securities it owns at the time of selling the option, not to exceed securities in excess of 10% of the Company's total assets. The Company will not make loans to other persons, except through the acquisition of publicly traded debt securities for investment and the short-term debt instruments referred to above.

    If approved, the proposed change in the Company's investment objective will have certain Federal income tax effects on both the Company and its shareholders. For a description of these tax effects, see "Tax Effects of Change in Investment Objective" below.

REASONS FOR CHANGE OF INVESTMENT OBJECTIVE

    The decision of the Board of Directors to propose the change in the Company's investment objective was based primarily on two factors, the lack of opportunity for substantial appreciation in the Company's present investment portfolio, and the decline in its net investment income resulting in reduced dividends to shareholders.

    At December 31, 1997, the Company had total assets of $18,923,437 which included security investments having a market value of $18,303,467. By comparison the Company's total assets at December 31, 1988 were $18,480,000 including security investments with a market value of $18,007,062. The $443,437 increase in total assets amounted to a 2.4% increase during this ten year period, while the market value of the Company's investment securities increased $296,405 or 1.65%, at the end of the period.

    During the ten year period, the Company has experienced a steady decline in its investment income. Investment income has dropped from $1,366,681 ($1.14 per share) in fiscal 1988 to $976,675 ($0.82 per share) in fiscal 1997. While the Company's expenses have not varied much during the period, the decline in investment income has resulted in reducing its net investment income from $1,270,876 ($1.06 per share) in 1988 to $881,330 ($0.74 per share) in 1997. As a result, dividends paid by the Company have declined to $0.75 per share in 1997 compared to $1.05 per share in 1988.

    See Appendix I for selected financial data of the Company for each of the ten years ended December 31, 1997.

    In contrast, the Dow Jones Industrial Averages have risen 5,739.65 points (264.67%) during this ten year period (2,168.60 and 7,908.25 at December 31, 1988 and 1997, respectively) and Standard & Poor's Composite Index of 500 Stocks has increased 692.71 points (249.43%) (277.72 and 970.43 at December 31, 1988 and 1997, respectively). In addition, the Consumer Price Index published by the
U. S. Bureau of Labor Statistics has risen from 120.8 at December 31, 1988 to
161.9 at December 31, 1997, a rise of 41.1 points (34%).

    See Appendix II for Dow Jones Industrial Averages, Standard & Poor's Composite Index of 500 Stocks and Consumer Price Indices at December 31, for each of the ten years ending 1997.

    After considering the above factors and comparing what the Board believes to be the long-term outlook for yields on tax-exempt securities with the opportunity for increasing the value of the Company's portfolio, the Board has thought it advisable to broaden the Company's investment objective to include more emphasis in capital appreciation in its portfolio by investing a portion of the portfolio in equity securities. While the Company expects an initial decline in its investment income and dividends as a result of the change in investment objectives, it believes that ultimately income and dividends can be increased in the long-term through higher yields on taxable debt securities and capital gains in its equity portfolio.

TAX EFFECTS OF CHANGE IN INVESTMENT OBJECTIVE

    Before the Deficit Reduction Act of 1984 (the "1984 Act") of the Internal Revenue Code (the "Code"), a corporation that was a "personal holding company" by reason of stock ownership and taxable income was prohibited from qualifying as a "regulated investment company" as defined by the Code. The Code defines a "personal holding company" as a corporation (i) that has five or fewer shareholders who own directly or constructively (within the meaning to the Code) more than 50% in value of the corporation's outstanding stock at any time during the last half of any taxable year of the corporation, and (ii) at least 60% of the corporation's "adjusted ordinary gross income" for any taxable year is "personal holding company income" which consists generally of taxable dividends, interest, royalties, rents, copyright royalties, and certain other specified kinds of passive income. Tax-exempt interest and capital gains are excluded from "adjusted ordinary gross income" and "personal holding company income" under the Code.

    Even though the Company has had fewer than five shareholders owning more than 50% of its outstanding Common Stock since 1979 and still does (see "Principal Shareholders" above), it has qualified as a "regulated investment company" under the Code in each of its taxable years beginning with its taxable year 1979 since it has invested exclusively in tax-exempt securities. This resulted in the Company not having any "adjusted ordinary gross income" or "personal holding company income" in those years which would have made it a "personal holding company" and precluded it from qualifying as a "regulated investment company."

    The 1984 Act removed the restriction that barred a "personal holding company" from qualifying as a "regulated investment company."

    In addition to being a "regulated investment company," the Company, due to the ownership of its stock and proposed taxable income will be considered a "personal holding company" for Federal income tax purposes. A "regulated investment company", however, that is both a "regulated investment company" and a "personal holding company" is subject to tax at the highest corporate rate (presently 35%) on its undistributed investment company taxable income. In that event, a "regulated investment company" cannot use the graduated tax rates generally applicable to corporations. In addition to the regulated investment company tax, a "regulated investment company," which is a "personal holding company," will also be subject to the personal holding company tax at a flat rate of 39.6% on its "undistributed personal holding company income." As a general rule, "undistributed personal holding company income" consists of a corporation's taxable income minus the Federal income tax and the dividends paid by it. As a result, a "regulated investment company's" investment company taxable income and its undistributed personal holding company income, if any, may be subject to tax at a combined rate of approximately 61%. Capital gains are not taken into account for purposes of the personal holding company tax. With the proposed change of the Company's investment objective it typically will have three categories of income:

        (i) Tax-exempt interest excludable from gross income;

        (ii) Taxable ordinary income from dividends and interest; and

       (iii) Capital gains.

    The Company intends to continue its qualification as a "regulated investment company" under the Code. In order to do this it must (i) maintain its registration as an investment company under the Investment Company Act of 1940;
(ii) derive in each of its taxable years at least 90% of its "gross income" from dividends, interest (including tax-exempt interest), gains from the sale of securities, and other types of investment income; and (iii) have a least 50% of its assets in cash, government securities, stocks and other securities (which stock investments are subject to additional limitations) and no more than 25% of its assets invested in any one issuer, with the exception of government securities.

    As a "regulated investment company," the Company would be taxed like any other corporation unless it distributes to its shareholders annually at least
(i) 90% of its net taxable investment income, and (ii) 90% of its net tax-exempt income. In addition, in order to be entitled to a tax-exempt interest dividend distribution deduction ("exempt interest dividend"), at least 50% of the value of the Company's total assets at the end of each of its fiscal quarters must consist of obligations described in Section 103 of the Code and such exempt interest dividend is designated by the Company as such in a written notice mailed to its shareholders no later than 60 days after the close of its taxable year. If the Company meets the "gross income" and distribution requirements outlined above, it would only be taxed on the amount of undistributed investment company income that it retains. In addition, the personal holding company tax, if applicable, would only apply to its undistributed investment company taxable income. Both a "regulated investment company" and a "personal holding company" receive a dividend deduction in computing its taxable income if the company meets the required distribution of income and meets the requirements as to the composition of its assets. If the Company meets the distribution and composition of assets requirements, the distribution will take on the same character to the shareholders as income received by the Company. For example, if the Company did distribute as dividends taxable income, tax-exempt income and capital gains, the distribution will retain its character for shareholder purposes as taxable income, tax-exempt income and capital gains, respectively. If the Company does not meet these distributions and composition of assets requirements it would be fully subject to corporate tax and will not receive a deduction for distributions paid to its shareholders. In that event, even though the Company realizes substantial amounts of tax-exempt income, that part of the tax-exempt income which is distributed to a shareholder will be ordinary taxable income to the shareholder. It would, however, for "personal holding company" purposes receive a deduction for dividends paid.

    As a "regulated investment company," the Company may elect conduit treatment with respect to its net long term capital gains by distributing "capital gains dividends" to its shareholders and providing them with appropriate notice not later than 60 days after the close of its taxable year. In such case, the Company would not be taxed on the amount of such distributed long term capital gains and shareholders will be taxed on the distribution at long term capital gains rates applicable to them. As a result of the Taxpayer Relief Act of 1997, the holding period with the respect to the reduced rate of 20% for capital gains has been increased from 12 to 18 months for individuals. In order for the Company to distribute capital gain dividends to its shareholders, it must have held the equity or other securities for a period of more than

12 months. If the Company has held the securities for more than 12 months but not more than 18 months, the shareholders will be taxed at 28% on that capital gain distribution. If the Company has held the securities for more than 18 months, generally the shareholders will be taxed at 20% on such distribution. To the extent that capital gains are not distributed to shareholders they would be taxable to the Company at a rate of 35% on such capital gains. The Company will inform its shareholers with respect to a capital gain distribution what portion of the dividend qualifies for the 20% rate.

    The Company may also elect conduit treatment with respect to its undistributed long term capital gains. In such case, the shareholders must include their proportionate share of the undistributed gains in their income, however they will receive a credit for the taxes paid by the Company with respect to such gains and they also increase the basis of their shares of the Company's Common Stock by the amount of the gain less their share of the taxes paid by the Company with respect to that gain. The amount of the capital gain dividends which may be designated by the Company with respect to a taxable year is computed without regard to any net capital losses attributable to transactions occurring after October 31 of any year. Such a net capital loss is treated as arising on the first day of the next taxable year. If the Company realizes short term capital gains, such gains will be treated as ordinary dividend income by the shareholders and not short term capital gains since conduit tax treatment will not be available to the shareholders with respect to such short term capital gains.

    The Tax Reform Act of 1986 added a 4% non-deductible excise tax on a "regulated investment company" to the extent that the "regulated investment company" does not satisfy certain minimum distributions requirements on a calendar year basis. The addition of the excise tax was enacted to discourage a regulated investment company from deferring income to its shareholders by the use of non-calendar year fiscal years of a "regulated investment company" or through dividend payments after the close of the taxable year. The excise tax, if applicable, applies to the difference between a "required distribution" over the amount that is in fact distributed to the shareholders of the "regulated investment company". Generally, the "required distribution" for any calendar year is the sum of 98% of its ordinary taxable income plus 98% of its capital gain net income for the one year period ending October 31. "Regulated investment companies" which have a taxable year ending on November 30 or December 31, may elect to use their taxable year for purposes of calculating capital gain net income. The ordinary income component is equal to the investment company taxable income computed on a calendar year basis without regard to capital gains or losses and without regard to the dividends paid deduction. Tax-exempt interest income under Section 103 is not included in computing the ordinary income since it is not included in investment company taxable income. Generally, even though a "regulated investment company" meets the distribution requirements of a "regulated investment company" because it distributes 90% of its ordinary income (including net tax-exempt interest for this purpose), it may be subject to the 4% excise tax if it does not distribute 98% of its ordinary taxable income and net capital gains as described above. The excise tax, if applicable, would only be on the excess of the required distribution minus the distribution of the "regulated investment company" to its shareholders.

    The Company intends to remain qualified as a "regulated investment company" and meet the income and distribution requirements applicable thereto. The Company also intends to minimize the tax applicable to the "regulated investment company", including the personal holding company and excise tax, but it cannot predict with certainty that such taxes will be entirely eliminated.

    The foregoing is a general discussion of the Federal income tax rules applicable to "regulated investment companies" which are also "personal holding companies" and which have both taxable and non-taxable interest income and capital gains. This discussion is for general information only and does not address any state, local or foreign tax consequences applicable to the change in investment objective. The rules with respect to the federal taxation of regulated investment companies are complex and shareholders are urged to consult with their own tax advisors as to any specific tax considerations of this change.

NO DISSENTING SHAREHOLDER RIGHTS

    Shareholders who vote against the proposal to change the Company's investment objective or who otherwise object to the change do not have any dissenting or appraisal rights under the Texas Business Corporation Act and will be bound by the action taken at the meeting. (See the caption "Quorum and Voting" above where members of the Walls family owning 90.58% of the Company's Common Stock have advised the Company they intend to vote for this proposal). Since the Company's stock is not listed on any stock exchange or traded on NASDAQ nor, to the Company's knowledge, are transactions in the stock reported by any financial reporting service, shareholders voting against the proposal or who otherwise object to the change as not being a suitable investment medium for them will be in the position of being a holder of the Company's stock for which there is no established market. The Company has never purchased any of its outstanding stock since 1979 and has no intention to do so in the future.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of directors constituting the Board of Directors shall be not less than three nor more than nine, with exact number to be determined from time to time by the Board of Directors. The Board of Directors has adopted a resolution fixing the number of directors at seven for the current year.

    Each of the following persons is a nominee for director for a term of office expiring at the annual meeting of shareholders in 1999, or when his or her successor is elected and qualified.

    Except for Tolbert F. Yater, III, each of the nominees is currently a director of the Company and was elected for their present term of office by the Company's shareholders at their annual meeting on April 24, 1997.

    O.P. Leonard, Jr., who has been a director of the Company since 1978, has chosen not to stand for reelection as a director. Tolbert F. Yater, III has been nominated to fill the vacancy in the Board created by Mr. Leonard not standing for reelection.

    The information set forth below as to the principal occupations or employment of each of the nominees is for at least the past five years, with the exception of Mr. Yater. Since retiring in February 1996, Mr. Yater has managed his personal investments and those of his family. Prior to his retirement, he had for more than five years been a partner of Y&Y Partnership, Fort Worth, Texas (real estate investments) and an officer, director and stockholder of Stockyards Hotel, Inc., Fort Worth, Texas (hotel operations).

                                          NAME AND PRINCIPAL                                                DIRECTOR
                                       OCCUPATION OR EMPLOYMENT                                   AGE         SINCE
           ---------------------------------------------------------------------------------      ---      -----------
*          Nancy Walls Devaney--Housewife...................................................          50         1978
*          Martha Walls Murdoch--Housewife..................................................          54         1978
           Roland W. Walden ................................................................          68         1989
           Retired. Prior thereto, President and Chief Executive Officer of Brazos Bank,
           National Association, Alvarado, Texas
*          George S. Walls, Jr. ............................................................          58         1969
           President and Chief Executive Officer of the Company
           Joseph A. Monteleone ............................................................          55         1992
           Certified Public Accountant
           Fort Worth, Texas
           Steve Sikes .....................................................................          45         1993
           President and Chief Executive Officer of AMSCO Steel Company, Inc.
           Fort Worth, Texas
           (steel fabricating)
           Tolbert F. Yater III ............................................................          58       --
           Personal Investments
           Cleburne, Texas

------------------------------

* George S. Walls, Jr., and his sisters, Nancy Walls Devaney and Martha Walls Murdoch, may be deemed to be "interested persons" as that term is defined in
    Section 2 (a)(19) of the Investment Company Act of 1940 and "parents" as that term is defined in the rules and regulations of the Securities and Exchange Commission by virtue of their ownership of Common Stock and their family relationship.

    Should any of the above named nominees become unable or unwilling to accept nomination or election, any proxy granted pursuant to this solicitation will be voted for the election in his or her stead of such other person as management may recommend. The management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. To the knowledge of management, the nominees intend to serve the entire term for which election is sought.

    No officer, director or nominee to the Board of Directors of the Company is a director, general partner, officer, employee or security holder of Voyageur Asset Management LLC, the Company's investment advisor, or any affiliate thereof.

    Since the Board of Directors does not have standing audit, nominating or compensation committees, the functions that would normally be performed by those committees are performed by the whole Board of Directors. The Board of Directors met four times during 1997. Each member of the Board attended all of the meetings of the Board during 1997, except Mr. Leonard and Mr. Walls who each attended 75% of the meetings of the Board in 1997.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each present director, each nominee for director, and all directors and officers as a group as of March 24, 1998. Except as otherwise indicated, (i) each beneficial owner has sole voting and investment power with respect to the shares set forth opposite such owner's name and (ii) none of the shares shown are known to be shares with respect to which the listed beneficial owner has the right to acquire beneficial ownership.

                                                                     AMOUNT AND NATURE OF       PERCENT
NAME OF BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP      OF CLASS
---------------------------------------------------------------  ----------------------------  ---------
Nancy Walls Devaney............................................  391,701 Shs.(a)(b)               32.59%
Martha Walls Murdoch...........................................  226,083 Shs.(b)(c)               18.81%
O.P. Leonard, Jr. .............................................  None                             --
Roland W. Walden...............................................  4,400 Shs.                        0.37%
George S. Walls, Jr............................................  336,552 Shs.(b)(d)               28.01%
Joseph A. Monteleone...........................................  None                             --
Steve Sikes....................................................  None                             --
Tolbert F. Yater, III..........................................  None                             --
All officers and directors as a group (9 persons)..............  1,092,986 Shs.(a)(c)(d)(e)       90.95%

------------------------

(a) Includes (i) 5,500 shares owned by the husband of Nancy Walls Devaney; (ii) 25,275 shares held by Mr. and Mrs. Devaney as custodians for their children;
    (iii) 75,272 shares held by three trusts for the benefit of the children of Nancy Walls Devaney who is the sole trustee of each of such trusts; and (iv) 64,071 shares held by three trusts for the benefit of the children of Nancy Walls Devaney, of which Nancy Walls Devaney, her husband, Pete Devaney, and George S. Walls, Jr., are the trustees of each of such trusts; however, Mrs. Devaney disclaims beneficial ownership of all the shares referred to above in this note (a).

(b) Does not include 134,250 shares held by The George S. Walls Trust B described in note (a) under the caption "Principal Shareholders" above, of which Nancy Walls Devaney, Martha Walls Murdoch and George S. Walls, Jr. are Co-Trustees, since Nancy Walls Devaney, Martha Walls Murdoch and George S. Walls, Jr. disclaim beneficial ownership of such shares.

(c) Includes 4,500 shares owned by the husband of Martha Walls Murdoch.

(d) Includes (i) 5,225 shares owned by Mr. Walls' wife; (ii) 20,850 shares held by Mr. Walls as custodian for his children; and (iii) 89,895 shares held by four trusts for the benefit of Mr.Walls' children of which he is the sole trustee of each of such trusts; however, Mr. Walls disclaims beneficial ownership of all of the shares referred to above in this note (d).

(e) Includes the 134,250 shares (11.17%) held by The George S. Walls Trust B of which Nancy Walls Devaney, Martha Walls Murdoch and George S. Walls, Jr. are Co-Trustees, although each of such trustees disclaims beneficial ownership of such shares.

REMUNERATION

    George S. Walls, Jr., President and Chief Executive Officer, and Jerry D. Wheatley, Secretary and Treasurer, are presently the only officers of the Company. No officer or other employee received any remuneration from the Company during the year ended December 31, 1997; however, the accounting firm of Wheatley & Cody, P.C., of which Mr. Wheatley is a partner, received fees from the Company of $5,300 during 1997.

    The Company does not have any stock option, bonus, profit sharing or other compensation plans, contracts, or arrangements or any pension or retirement plans, contracts, or arrangements in which any director, nominee for election as a director, or officer of the Company may participate.

    The Company pays $300 to its directors for each meeting of the Board of Directors they attend.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    A majority of the entire Board of Directors, including a majority of those members of the Board of Directors who are not "interested persons", as defined in the Investment Company Act of 1940, have selected Cheshier & Fuller, L.L.P. as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. Cheshier & Fuller, L.L.P. has acted as the Company's independent certified public accountants since January 1, 1992 and its election as the Company's independent certified public accountants for the fiscal year ended December 31, 1997, was ratified by the shareholders on April 24, 1997.

    If the shareholders do not ratify the selection of Cheshier & Fuller, L.L.P., the selection of another independent auditor will be considered by the Board of Directors. A representative of Cheshier & Fuller, L.L.P. will be present at the meeting, will be given the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from shareholders.

                               INVESTMENT ADVISOR

    Voyageur Asset Management LLC ("VAM") is the Company's investment adviser pursuant to an Investment Advisory Agreement, dated as of April 1, 1991. VAM is an indirect wholly-owned subsidiary of Dougherty Financial Group, L.L.C. ("DFG"). DFG is owned approximately 50% by Micheal E. Dougherty and 50% in equal parts by James O. Pohlad, Robert C. Pohlad and William M. Pohlad. VAM's address is 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402. Steven P. Eldredge is the Company's portfolio manager. Mr. Eldredge is a Senior Fixed Income Portfolio Manager for VAM where he has been employed since 1995. Prior to joining VAM, Mr. Eldredge was a portfolio manager for ABT Mutual Funds from 1989 through 1995. Mr. Eldredge has over 19 years experience in portfolio managment. If the change of investment objective proposal is approved, and the Company determines to have VAM implement the changed investment objective, Mr. James C. King would be responsible for the investment of any equity investments of the Company. Mr. King is an Executive Vice President of VAM where he has been employed since 1990. He has over 30 years experience in portfolio management.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    The date by which shareholder proposals must be received by the Company for possible inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting is December 1, 1998.

                          MANAGEMENT'S RECOMMENDATIONS

    The Board of Directors of the Company has unanimously recommended the change in the Company's investment objective and has nominated and recommended to the shareholders the election of the seven nominees as directors and the ratification of Cheshier & Fuller, L.L.P. as the Company's independent certified public accountants.

                                 MISCELLANEOUS

    Management of the Company knows of no matter, other than those described herein, that will be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

    Please date, sign and return the Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further solicitation.

                                          By Order of the Board of Directors

                                          GEORGE S. WALLS, JR.,
                                          PRESIDENT

Cleburne, Texas

April   , 1998

                                                                      APPENDIX I

                        SAMARNAN INVESTMENT CORPORATION
                            SELECTED FINANCIAL DATA
                    FOR EACH OF THE YEARS ENDED DECEMBER 31,

                                       1997         1996         1995         1994         1993         1992         1991
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Investments in Securities(1)......  $18,303,467  $17,234,224  $18,005,382  $17,240,675  $18,078,357  $18,124,617  $18,265,035
Total Assets......................   18,923,437   18,182,545   18,345,390   17,657,710   18,757,631   18,770,214   19,182,634
Investment Income-Interest........      976,675      986,594    1,041,273    1,122,788    1,204,239    1,207,249    1,362,881
Expenses..........................       95,345       91,588       89,188       90,015       90,944       93,599       87,306
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net Investment Income.............      881,330      895,006      952,085    1,032,773    1,113,295    1,113,650    1,275,575
Net Realized Gain (Loss) From
  Security Transactions...........      (37,441)     (74,642)      15,784        6,248      182,438          -0-        7,536
Increase (Decrease) in Unrealized
  Appreciation of Investments.....      396,714     (118,256)     619,137   (1,175,526)     (10,407)    (129,813)     426,699

Dividends & Distributions to
  Shareholders:
  Net Investment Income...........      901,326      849,489      895,078      961,416    1,115,471    1,086,073    1,297,909
  Capital Gains...................          -0-       15,784        6,248          -0-      182,438        7,535          -0-
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total.........................      901,326      865,273      901,326      961,416    1,297,909    1,093,608    1,297,909
Net Assets........................  $18,507,502  $18,168,225  $18,331,390  $17,645,710  $18,743,631  $18,756,214  $18,865,986

PER SHARE DATA(2)
Investment Income-Interest........  $      0.82  $      0.82  $      0.86  $      0.93  $      1.00  $      1.01  $      1.13
Expenses..........................         0.08         0.08         0.07         0.07         0.07         0.08         0.07
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Net Investment Income...........  $      0.74  $      0.74  $      0.79  $      0.86  $      0.93  $      0.93  $      1.06
Net Realized and Unrealized Gains
  (Losses) on Investments.........  $      0.30  $     (0.16) $      0.52  $     (0.97) $      0.14  $     (0.11) $      0.36
Dividends From Net Investment
  Income..........................  $      0.75  $      0.71  $      0.74  $      0.80  $      0.93  $      0.90  $      1.08
Dividends From Net Realized
  Long-Term Gains on Securities...  $       -0-  $      0.01  $      0.01  $       -0-  $      0.15  $      0.01  $       -0-
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net Increase (Decrease) in Net
  Asset Value.....................  $      0.29  $     (0.14) $      0.56  $     (0.91) $     (0.01) $     (0.09) $      0.34
Net Asset Value...................  $     15.40  $     15.11  $     15.25  $     14.69  $     15.60  $     15.61  $     15.70
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

RATIOS
Expenses to Average Net Assets....         .52%         .51%         .49%         .50%         .48%         .50%         .47%
Investment Income From Operations
  to Average Net Assets...........        5.36%        5.45%        5.74%        6.27%        6.39%        6.50%        7.30%
Portfolio Turnover................       23.72%       19.05%       28.20%       13.05%       23.75%        1.49%       60.00%

                                       1990         1989         1988
                                    -----------  -----------  -----------
Investments in Securities(1)......  $18,103,021  $18,210,976  $18,007,062
Total Assets......................   18,484,751   18,670,778   18,480,000
Investment Income-Interest........    1,375,260    1,404,708    1,366,681
Expenses..........................       94,287       96,283       95,805
                                    -----------  -----------  -----------
Net Investment Income.............    1,280,973    1,308,425    1,270,876
Net Realized Gain (Loss) From
  Security Transactions...........      (24,608)       8,669       16,977
Increase (Decrease) in Unrealized
  Appreciation of Investments.....     (166,907)     196,218     (322,771)
Dividends & Distributions to
  Shareholders:
  Net Investment Income...........    1,277,222    1,309,850    1,261,858
  Capital Gains...................        8,670           76          -0-
                                    -----------  -----------  -----------
    Total.........................    1,285,892    1,309,926    1,261,858
Net Assets........................  $18,454,085  $18,650,519  $18,447,133
PER SHARE DATA(2)
Investment Income-Interest........  $      1.15  $      1.17  $      1.14
Expenses..........................         0.08         0.08         0.08
                                    -----------  -----------  -----------
  Net Investment Income...........  $      1.07  $      1.09  $      1.06
Net Realized and Unrealized Gains
  (Losses) on Investments.........  $     (0.16) $      0.17  $     (0.26)
Dividends From Net Investment
  Income..........................  $      1.06  $      1.09  $      1.05
Dividends From Net Realized
  Long-Term Gains on Securities...  $      0.01  $       -0-  $       -0-
                                    -----------  -----------  -----------
Net Increase (Decrease) in Net
  Asset Value.....................  $     (0.16) $      0.17  $     (0.25)
Net Asset Value...................  $     15.36  $     15.52  $     15.35
                                    -----------  -----------  -----------
                                    -----------  -----------  -----------
RATIOS
Expenses to Average Net Assets....         .51%         .52%         .51%
Investment Income From Operations
  to Average Net Assets...........        7.50%        7.60%        7.33%
Portfolio Turnover................       18.06%        9.00%       11.00%

----------------------------------

(1) At market.

(2) Average shares outstanding, 1,201,768 in each of the ten years.

                                                                     APPENDIX II

                          DOW JONES INDUSTRIAL AVERAGE
                                AT DECEMBER 31,

  1997       1996       1995       1994       1993       1992       1991       1990       1989       1988
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 7,908.25   6,448.27   5,117.12   3,834.44   3,754.09   3,301.11   3,168.83   2,633.66   2,753.20   2,168.60

                              STANDARD & POOR'S COMPOSITE INDEX OF 500 STOCKS
                                              AT DECEMBER 31,


  1997       1996       1995       1994       1993       1992       1991       1990       1989       1988
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
   970.43     740.74     615.93     459.27     466.45     435.71     417.09     330.22     353.40     277.72

                                            CONSUMER PRICE INDEX
                                              AT DECEMBER 31,

  1997       1996       1995       1994       1993       1992       1991       1990       1989       1988
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
   161.9%     159.2%     154.1%     150.3%     146.4%     142.4%     138.3%     134.3%     126.4%     120.8%

                        SAMARNAN INVESTMENT CORPORATION
                                  P.O. BOX 651
                             CLEBURNE, TEXAS 76033
                     PROXY--ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Martha Walls Murdoch and Nancy Walls Devaney, or either of them, with power of substitution, as Proxies to vote, as designated below, all stock of Samarnan Investment Corporation owned by the undersigned at the Annual Meeting of Shareholders to be held in the Bellevue Room I of The Fort Worth Club, 306 West 7th Street, Fort Worth, Texas on April 28, 1998 at 11:00 a.m., upon such business as may properly come before the meeting, including the following as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement:

(1) CHANGE OF INVESTMENT OBJECTIVE

    / / FOR approval

    / / AGAINST approval

    / / ABSTAIN

(2) ELECTION OF DIRECTORS

    / / FOR all nominees listed below (except as marked to the contrary below).

    / / WITHHELD AUTHORITY to vote for all nominees listed below.

    Nancy Walls Devaney, Martha Walls Murdoch, Roland W. Walden, George S. Walls, Jr., Joseph A. Monteleone, Steve Sikes and Tolbert F. Yater, III.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:)

(3) APPROVAL OF APPOINTMENT OF CHESHIER & FULLER, L.L.P.

    / / FOR approval

    / / AGAINST approval

    / / ABSTAIN

(4) IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (1) FOR THE CHANGE OF THE COMPANY'S INVESTMENT OBJECTIVE,
(2) FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTORS AND (3) FOR THE APPROVAL OF THE APPOINTMENT OF CHESHIER & FULLER, L.L.P.

                 (Continued, and to be signed, on reverse side)

                          (Continued from other side)

    This proxy may be revoked prior to the exercise of the powers by the proxy.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    Dated:
------------------- , 1998              ----------------------------------------
                                        (Signature)
                                        ----------------------------------------
                                        (Signature, if held jointly)

Please date, sign and mail promptly this proxy in the enclosed envelope.

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

                          JERRY D. WHEATLEY, TREASURER
SAMARNAN INVESTMENT CORPORATION
                          P.O. BOX 134
                          CLEBURNE, TEXAS 76033

    Please mail a copy of the Company's Annual Report for 1997 and a copy of its most recent Semi-Annual Report succeeding such Annual Report, if any, to:

                     --------------------------------------

                             (Name--print or type)

                     --------------------------------------

                            (Address--print or type)

                     --------------------------------------

                     --------------------------------------